                    Trustee's Distribution Statement


THE                 TO THE HOLDERS OF:
BANK OF             Prudential Securities Structured Assets, Inc.
NEW                 Receipts on Corporate Securities, Series FDX 1997-1
YORK

In accordance with Article IV, Section 4.2 of the Base Trust Agreement dated as of August 28, 1997, The Bank of New York, as Trustee, submits the following cash basis statement for the period ending January 1, 1999.

With regard to the January 1, 1999 Distribution Date:

The amount of principal distribution is $534,630.43 and interest is $1,441,369.57.

The aggregate stated principal amount of the Term Assets are $52,000,000.00 at 7.6%.

The aggregate Certificate Principal Balance is $40,647,357.19.

Underlying Securities held as of January 1, 1999.

Principal Amount         Title of Security
$52,000,000.00           FEDERAL EXPRESS CORPORATION
                         ("FDX")
                         $52,000,000 Aggregate Principal Amount of
                         7.60% Notes Due July 1, 2097


                                   THE BANK OF NEW YORK,
                                   as Trustee

NOTICE TO THE HOLDERS OF
Prudential Securities Structured Assets Inc.
Receipts on Corporate Securities, Series FDX 1997-1


This is to advise you that the January 1, 1998, July 1, 1998 and January 1, 1999 payments were incorrectly reflected as Interest Payments when in fact they were Principal and Interest Payments. Following are the correct factors with regard to these payments so that you may amend your records accordingly:

January 1, 1998
---------------
Interest                                 Principal
--------                                 ---------
Factor @ $100,000    $  3,500            Factor @ $100,000:     $1,182.72833


July 1, 1998
------------
Interest                                 Principal
--------                                 ---------
Factor @ $100,000     $ 3,500.000007     Factor @ $100,000:     $  1,238.775159


January 1, 1999
---------------
Interest                                 Principal
--------                                 ---------
Factor @ $100,000     $ 3,500.000007     Factor @ $100,000:     $  1,298.214245


                                         By:  The Bank of New York,
                                               as Trustee

Dated:  January 14, 1999